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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of St. Paul Bancorp, Inc. of our report dated January 28, 1999, included in the 1998 Annual Report to Stockholders of St. Paul Bancorp, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-11890) pertaining to the St. Paul Federal Bank For Savings Profit Sharing and Savings Plan, the Registration Statement (Form S-8 No. 33-60609) pertaining to the St. Paul Bancorp, Inc. 1995 Incentive Plan, the Registration Statement (Form S-8 No. 333-31195) pertaining to the St. Paul Bancorp, Inc. Employee Incentive Plan, the Registration Statement (Form S-8 No. 33-55773) pertaining to the St. Paul Bancorp, Inc. Stock Option Plan, the Registration Statement (Form S-8 No. 333-53227) pertaining to the St. Paul Bancorp, Inc. 1995 Incentive Plan, As Amended and the Registration Statement (Form S-8 No. 333-50133) pertaining to the Beverly Bancorporation 1994 Incentive Stock Option Plan and the Beverly Bancorporation 1997 Incentive Stock Option Plan of our report dated January 28, 1999, with respect to the consolidated financial statements of St. Paul Bancorp, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                   /s/ Ernst & Young LLP



Chicago, Illinois
March 26, 1999




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